Exhibit 10.1

LOAN CONVERSION AGREEMENT

This Loan Conversion Agreement (“Agreement”) is made and entered into on July 27, 2026 by and between Addentax Group Corp., a Nevada company (the “Company”) and SEAH CHIA YEE (the “Lender”).

WHEREAS, pursuant to that certain Loan Agreement dated May 31, 2026 (the “Loan Agreement”), the Company borrowed US$699,885 from the Lender, and as of the date of this Agreement, the outstanding principal amount is US$699,885, together with accrued and unpaid interest of US$3,500 (collectively, the “Loan”);

WHEREAS, although the Loan has not yet matured in accordance with the Loan Agreement, the parties desire to convert the outstanding principal and accrued interest under the Loan into shares of the Company’s common stock prior to its maturity;

WHEREAS, the Board of Directors of the Company has approved the conversion of the Loan into shares of the Company’s common stock, and the parties desire to convert the Loan into shares of the Company’s common stock in full satisfaction of the Loan upon the terms and subject to the conditions set forth herein;

WHEREAS, the parties have agreed that the Loan shall be converted into shares of the Company’s common stock at a conversion price of US$4.80 per share;

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the parties do hereby covenant, warrant and agree as follows:

ARTICLE I

LOAN CONVERSION

1.01. Loan. The parties acknowledge that, as of the date of this Agreement, the outstanding principal amount of the Loan is US$699,885, together with accrued and unpaid interest in the amount of US$3,500, and that such amounts remain outstanding under the Loan Agreement.

1.02. Conversion and Discharge of Loan. Subject to the terms and conditions of this Agreement, the Company shall issue to the Lender 146,539 shares of the Company’s common stock (the “Conversion Shares”) at a conversion price of US$4.80 per share, in full satisfaction of the Loan.

1.03. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date on which all conditions to Closing set forth in Article IV have been satisfied or waived (the “Closing Date”). At the Closing, the Company shall issue the Conversion Shares to the Lender, and, upon such issuance, the Loan shall automatically be deemed fully satisfied, discharged and cancelled, and the Lender shall have no further rights or claims against the Company under the Loan or the Loan Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY

As of the date hereof, the Company hereby represents and warrants to the Lender as follows:

(i). Good Standing. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business.

(ii). Corporate Authority. The Company has full corporate power and authority to execute and deliver this Agreement and to issue the Conversion Shares in accordance with the terms of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and general principles of equity. The issuance of the Conversion Shares has been duly authorized and, when issued in accordance with this Agreement, the Conversion Shares will be validly issued, fully paid and non-assessable.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND

ACKNOWLEDGMENTS BY LENDER

3.01. As of the date hereof, Lender hereby represents and warrants to the Company as follows:

(i). Investment Intent. The Lender is acquiring the Conversion Shares for its own account and not as nominee for any other person, for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”).

(ii). Corporate Information. Lender has received all information which he considers necessary or appropriate for deciding to make an investment in the Company as contemplated herein.

(iii). Authority. The Lender has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(iv). Securities Law Documentation. The Lender agrees to execute and deliver such investor questionnaires, representations and other documentation as the Company may reasonably request to establish the availability of the exemption from registration under the Securities Act relied upon by the Company in connection with the issuance of the Conversion Shares, including, as applicable, an Accredited Investor Questionnaire for purposes of Regulation D or a Regulation S Investor Questionnaire.

3.02. Acknowledgments. Lender acknowledges and understands that:

(i). The Conversion Shares are being issued in a transaction exempt from the registration requirements of the Securities Act, and have not been registered under the Securities Act;

(ii). The Conversion Shares may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from the registration requirements of the Securities Act and applicable state securities laws;

(iii). The certificates representing the Conversion Shares, or any book-entry records evidencing the Conversion Shares, may bear a restrictive legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

ARTICLE IV

CONDITIONS TO CLOSING

The obligations of each party to consummate the Closing shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

(i). all required corporate approvals shall remain in full force and effect;

(ii). the expiration or satisfaction of any applicable Nasdaq Listing of Additional Shares notification requirements; and

(iii). no law, regulation, injunction or order shall prohibit the issuance of the Conversion Shares.

ARTICLE V

ENTIRE AGREEMENT, MODIFICATION, WAIVER AND HEADINGS

5.01. Entire Agreement; Modification. This Agreement, including the exhibits and schedules, constitute the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.02. Headings. Section captions or headings are included herein for convenience purposes only and are not to be construed as an accurate description of the contents therein.

5.03. Incorporation by Reference. The recitals, exhibits, schedules and documents referred to in this Agreement are incorporated herein for all purposes.

5.04. Counterparts; Governing Law. This Agreement may be executed in counterparts, each of which shall be deemed an original, and signatures delivered by electronic transmission (including PDF) shall be deemed effective as original signatures. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any conflict of laws principles.

5.05. Survival of Representations and Warranties. All representations, warranties, and covenants made by the parties herein shall survive the execution of this Agreement and shall survive the Closing.

5.06. Severability. If any provision of this Agreement is invalid, illegal or enforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date hereof.

Addentax Group Corp.

/s/ Hong Zhida
Hong Zhida
Chief Executive Officer

Lender

/s/ SEAH CHIA YEE
SEAH CHIA YEE